EXHIBIT 4.1


THIS NOTE AND THE SHARES OF COMMON STOCK OF U.S. DIAGNOSTIC INC. (THE "COMPANY") INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH NOTE OR COMMON STOCK REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH SHARES OR NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

                              U.S. DIAGNOSTIC INC.
                              AMENDED AND RESTATED
                       6 1/2% CONVERTIBLE NEGOTIABLE NOTE
                                DUE JUNE 30, 2001

$_____________                                              New York, New York
                                                            September __, 1997

         FOR VALUE RECEIVED, U.S. Diagnostic Inc., a Delaware corporation (the "Company"), with its principal office at 777 S. Flagler Drive, West Palm Beach, Florida 33401, promises to pay to the order of _________________________________
or assigns (the "Payee", "the holder of this Note" or the "Holder"), the principal amount of _______________________________ Dollars ($____________.00),
with interest from the July 1, 1997 payable quarterly at the rate of six and one-half percent (6 1/2%) per annum. The principal of this Note shall be due and payable in full on June 30, 2001. Quarterly payments of accrued interest shall commence September 30, 1997 and continue until the principal is paid or converted in full. Accrued and unpaid interest on any portion of the Note that is converted pursuant to the terms of Section 2 hereof will be payable through the date of the Notice of Conversion on the principal amount converted. Interest shall be computed based on the premise that a year contains twelve (12) thirty
(30) day months and 360 days and shall be charged on a per diem basis.

         1. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall have occurred and be continuing, that is to say:

         (a) If the Company shall default in the payment of the principal and accrued interest on this Note after the principal or accrued interest shall become due and payable; or

         (b) If (i) the Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (ii) the Company shall admit the material allegations of any petition or pleading in

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connection with any such proceeding; or (iii) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or
(iv) the Company makes a general assignment for the benefit of its creditors; or
(v) the Company is unable or admits in writing that it is unable to pay its debts as they mature; or

         (c) (i) Commencement of any proceedings or in the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for twenty (20) days undismissed, unbonded or undischarged; or (ii) the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its property and the continuance of such event for thirty (30) days undismissed, unbonded or undisclosed; or (iii) the issuance of a warrant of attachment, execution or similar process against substantially all of the property of the Company and the continuance of such event for thirty (30) days undismissed, unbonded and undischarged;

then the principal amount of, and all accrued interest on, this Note shall be accelerated and become immediately due and payable in full. The Events of Default listed herein are solely for the purpose of protecting the interests of the holder of this Note.

         2.  CONVERSION OF NOTE.

         (a) The Payee shall have the right, by written notice to the Company as provided herein at any time following the issuance of this Note and prior to or on the Maturity Date, to convert all or a portion of the unpaid principal amount of this Note plus all accrued interest thereon, into Common Stock, $.01 par value, of the Company ("Common Stock"), at a conversion price of $8.50 per share, subject to adjustment as hereinafter provided (as so adjusted, the "Conversion Rate").

         (b) The Payee desiring to exercise its option to convert this Note pursuant to clause (a) hereof, shall deliver the Note to the Company at its principal executive office, accompanied by a signed "Notice of Conversion" in the form attached as Exhibit A hereto, specifying the number of shares of Common Stock to be acquired, the principal amount to be converted and the name or names, address and social security or tax ID number in which the certificate or certificates for shares of Common Stock are to be issued. The foregoing notwithstanding, no holder of this Note shall be entitled to transfer this Note by conversion without first complying with all applicable restrictions on the transfer of this Note. The conversion will be deemed to have occurred upon the date of delivery of this Notice and the Notice of Conversion and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the record holder the number of shares of Common Stock to which it is entitled upon the conversion. The Company may rely on record ownership of this Note for all corporate purposes, notwithstanding any contrary notice. Upon receipt of the Notice of Conversion, the Company shall

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promptly issue a stock certificate for the shares of Common Stock issuable upon conversion of the Note and shall promptly pay all accrued interest on the portion of the Note that has been converted.

         (c) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (i) In case the Company shall (x) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (y) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (z) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         (ii) In the case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in the case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note), this Note shall thereafter be convertible at the Conversion Price in effect on the day immediately preceding such reclassification, reorganization, merger or consolidation into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of this Note would have been entitled upon such reclassification, change, consolidation, merger or conveyance; and, in any such case, appropriate readjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Note, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note. The foregoing provisions of this subsection (c)(ii) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (d) No fractional shares of Common Stock shall be issued upon conversion of this Note. In the event that the principal amount stated in the aforesaid notice to be converted would result in

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the issuance of a fractional share of Common Stock, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note based upon the closing price of a share of Common Stock on the principal securities exchange (including the NASDAQ National Market) on which such Common Stock is trading on the date of conversion.

         (e)      In case at any time:

         (i) The Company shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

         (ii) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification), or change of then outstanding shares of Common Stock or other capital stock issuable upon the conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination or conversion of outstanding options and warrants currently outstanding); or

         (iii) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the registered holder of this Note at the earliest practicable time (and in any event not less than 10 business days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known or can reasonably be approximated at the date of such notice) on the Conversion Rate and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

         (f) All shares of Common Stock which may be issued upon conversion of this Note will, upon issuance the Company in accordance with the terms of this Note be validly issued and, subject to the payment in full, in an amount equal to the Conversion Rate of such shares multiplied by the number of shares so issued, fully paid and non-assessable.

         3. REQUIRED CONVERSION. At any time commencing on the later of January 1, 1999 or the date that the shares of Common Stock into which this Note is convertible are registered for resale

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by the Holder under the Securities Act of 1933, as amended (such time being herein called the "Required Conversion Date"), if the last sale price of the Common Stock averages at least $9.25 per share for the ten (10) trading days immediately preceding the Required Conversion Date, then upon written notice from the Company given within fifteen (15) days following the Required Conversion Date, the Payee shall convert this Note at the then applicable Conversion Rate; PROVIDED, HOWEVER, that, in the event of such notice being given by the Company, the Payee may provide notice to the Company of its election to receive payment in cash of the full principal balance of the Note together with any accrued but unpaid interest, in lieu of consenting to the conversion.

         4. PREPAYMENT. This Note may be prepaid in whole or in part at any time after January 1, 1999, upon sixty (60) days' written notice by the Company to the Holder. The Holder shall be permitted to convert this Note at any time prior to the date of prepayment set forth in such notice.

         5. REDEMPTION AT THE OPTION OF HOLDER. If the shares of the Common Stock into which this Note are convertible are not registered for resale by the Holder under the Securities Act of 1933, as amended, prior to January 1, 1999, Holder shall thereafter have the right to require the Company to redeem this Note for cash upon ten (10) days' written notice by Holder to the Company at any time prior to the date such registration becomes effective.

         6. RESERVATION OF SHARES. The Company covenants and agrees that, during the period within which the conversion rights contained in this Note may be exercised, the Company will at all times have authorized and reserved, solely for the purpose of such possible conversion, out of its authorized by unissued shares, a sufficient number of shares of its Common Stock (and such other securities, if any, which become issuable upon conversion hereof by reason of the antidilution provisions of this Note) to provide for the exercise in full of the conversion rights contained in this Note.

         7. LOST DOCUMENTS. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will make and deliver in lieu of such a Note a new Note of like tenor and unpaid principal amount and dated as of the original date of the Note.

         8.  MISCELLANEOUS.

         (a) PARTIES IN INTEREST. All covenants, agreements and undertakings in this Note by and on behalf of the Company shall bind and inure to the benefit of the successors and assigns of the Company and the permitted successors and assigns of the Holder whether so expressed or not.

         (b) NOTICES. All notices, requests, consents and demands given or made pursuant to the provisions of this Note shall be made to the Company or to the holder of this Note, as the case may be, by first class certified or registered mail, post prepaid, or by hand delivery, in each case addressed

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as follows: (i) If to the Company, at the address of the Company set forth in the first paragraph of this Note, and (ii) if to the holder of this Note, at the address for such holder set forth on the Note Register of the Company maintained for such purpose.

         (c) CONSTRUCTION. The Company, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices not specifically provided for in this Note.

         (d) COSTS OF COLLECTION; APPLICATION OF PAYMENTS. In the event that this Note shall at any time after maturity be placed with an attorney for collection, then the Company agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including attorneys' fees and expenses, incurred by the Holder in collecting the indebtedness due hereunder. All payments made hereunder prior to an Event of Default shall first be applied to interest and then to principal; and all payments made hereunder after an Event of Default shall first be applied to the above-referenced costs of collection, then to interest and then to principal.

         (e) GOVERNING LAW; JURISDICTION AND VENUE. THIS NOTE SHALL BE INTER PRETED, AND THE RIGHTS AND LIABILITIES OF THE COMPANY AND THE HOLDER DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE AT THE ADDRESS STATED IN, AND PURSUANT TO THE TERMS OF, SECTION 8 ABOVE. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER OF THIS NOTE IN ANY STATE OR FEDERAL COURT LOCATED WITHIN DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY.

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         (f) SECTION HEADINGS. The section headings contained in this Note are for convenience of reference only and shall not affect the meaning or interpretation of this Note.

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first specified above by the duly authorized representative of the Company.

                                        U.S. DIAGNOSTIC INC.

                                        By:_______________________________

                                           _____________________,_________




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                                                              EXHIBIT A



                              NOTICE OF CONVERSION

         The undersigned hereby irrevocably exercises the option to convert this Note, or the portion below designated, into shares of Common Stock of U.S. DIAGNOSTIC INC. in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Portion of this Note
to be converted:                    $______________

If shares of Common Stock are to be issued and registered in the name of a person other than the undersigned, please print the name and address, including zip code, and social security or other taxpayer identification number of such person below:

                                    ------------------
                                    ------------------
                                    ------------------

Your Name:        ________________________
                  (exactly as your name appears
                  on the face of this Note)

By:___________________________

Title:________________________

Date:_________________________

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